Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 15, 2025, Creative Realities Inc. (the “Company” or “CRI”) entered into a Share Purchase Agreement (the “Share Purchase Agreement” or the “Acquisition”) with its wholly-owned subsidiary, 1001372953 Ontario Inc., an Ontario corporation (“Buyer”) and Cineplex Entertainment Limited Partnership, a Manitoba limited partnership (“Cineplex”) to acquire 100% of the issued and outstanding common shares (12,742 common shares) of DDC Group International, Inc., an Ontario corporation and wholly owned subsidiary of Cineplex (“DDC”). No other equity shares of DDC existed other than the common shares. DDC is the parent company of its wholly owned subsidiary, Cineplex Digital Media Inc., an Ontario corporation (“CDM”), and CDM’s wholly owned subsidiary, Cineplex Digital Media U.S. Inc., a Delaware corporation (“CDMUS”). Herein DDC, CDM and CDMUS are collectively referred to as the “CDM Business,” and such acquisition is referred to as the “CDM Acquisition.” All amounts presented are presented in thousands except for per share data.

The Share Purchase Agreement defines the total purchase price to be paid in exchange for all of the issued and outstanding common shares of DDC as CAD$70,000, subject to customary purchase price adjustments based on working capital, closing cash, transaction expenses, and CDM Business closing indebtedness and planned capital expenditures (the “Purchase Price”). The Share Purchase Agreement contains customary and negotiated representations, warranties, covenants, and indemnification provisions. The Share Purchase Agreement also contains closing conditions requiring that the Company obtain equity and debt financing sufficient to pay the Purchase Price (see below sections called Offering and Debt Financing), that the CDM Acquisition receive regulatory approval pursuant to Canada's Competition Act, and other customary conditions. Prior to consummation of the transaction, regulatory approval pursuant to Canada’s Competition Act was obtained.

On November 7, 2025, the parties consummated the transactions contemplated by the Share Purchase Agreement. At the closing of the CDM Acquisition, the Company (indirectly through Buyer) acquired ownership of all of the issued and outstanding common shares of DDC in exchange for the Purchase Price (on November 7, 2025, the Canadian Dollar (“CAD”) 70,000 equivalent in United States Dollar (“USD”) was approximately USD $50,400). After the estimated purchase price adjustments, the net amount paid to Cineplex in exchange for the shares of DDC was approximately USD$43,302.

Offering

On October 15, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement” or the “Offering”) with certain accredited investors, the lead investor being North Run Strategic Opportunities Fund I, LP (“North Run”), (collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors in a private placement, for an aggregate gross purchase price of USD$30,000, an aggregate of 30,000 shares of a newly established series of preferred stock designated as Series A Convertible Preferred Stock (the “Preferred Shares”). The Preferred Shares have a stated value of USD$1,000 per share and are initially convertible into 10,000 shares of the Company’s common stock, par value USD$0.01 per share. Conversion of the Preferred Shares into common stock is subject to certain limitations based on (1) a number not to exceed 19.99% of the issued and outstanding common stock for any particular holder and (2) a total number of shares authorized to be converted. This sale of Preferred Shares is described herein as the “Offering.” The Offering closed on November 6, 2025. The Company used the net proceeds of the Offering to pay a portion of the Purchase Price for the CDM Acquisition, which closed the next day on November 7, 2025.

Debt Financing

On November 6, 2025, the Company and certain of its subsidiaries (collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with certain lenders (the “Lenders”), and First Merchants Bank, an Indiana bank, as Agent for the Lenders (“Agent”). The Credit Agreement amends and restates in its entirety the existing credit agreement with Agent dated as of May 23, 2024, as amended. The Credit Agreement provides the Borrowers with a USD$36,000 term loan (the “Term Loan”) and a USD$22,500 revolving credit facility (the “Revolver”), subject to the terms and conditions set forth in the Credit Agreement. The Company used the proceeds from the Term Loan of USD$36,000 and a portion of the proceeds from the Revolver (approximately USD$831) to finance the remaining portion of the purchase price for the CDM Acquisition, pay the Company’s costs related to these transactions (the CDM Acquisition, the Offering and the Debt Financing), and also repay amounts owed under the existing credit agreement. Collectively, the CDM Acquisition, the Offering and the Debt Financing are referred to as the “Transactions”.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

Transaction Accounting Adjustments have been presented in three separate columns representing the adjustments associated with the Offering, the Debt Financing, and the CDM Acquisition. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Transactions. The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of a true picture of the financial position and the results of operations of the combined companies following the completion of the Transactions. The pro forma adjustments are subject to material change and are based upon currently available information and certain assumptions that the Company believes are reasonable.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2024 and for the six months ended June 30, 2025 are presented as if the Transactions had been completed on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 is presented as Transactions had been completed on June 30, 2025.

The unaudited pro forma condensed consolidated financial information has been derived from and should be read together with the following:

●	the unaudited condensed consolidated financial statements of CRI included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025;

●	the unaudited condensed consolidated financial statements of the CDM Business as of and for the six months ended June 30, 2025 included as Exhibit 99.4 of this Form 8-K/A;

●	the audited consolidated financial statements of CRI included in its Annual Report on Form 10-K for the year ended December 31, 2024;

●	the audited consolidated financial statements of the CDM Business as of and for the year ended December 31, 2024 included as Exhibit 99.3 of this Form 8-K/A;

●

other information relating to CRI and the CDM Business contained in reports filed by CRI, as applicable, with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended.

The unaudited pro forma condensed combined financial statements reflect the following adjustments, which include the Transaction Accounting Adjustments:

1)

The historical consolidated financial statements of the CDM Business were prepared in accordance with International Financial Reporting Standards (“IFRS”). For purposes of these unaudited pro forma condensed combined financial statements, the historical IFRS financial information of the CDM Business has been converted to U.S. generally accepted accounting principles (“U.S. GAAP”) to conform to the accounting policies of the Company. The pro forma adjustments include those necessary to reflect the differences between IFRS and U.S. GAAP that are required to be applied in the preparation of the pro forma condensed combined financial statements. Additionally, certain items within the CDM Business’s historical presentation have been reclassified to conform to CRI’s financial statement presentation.

2)

The historical consolidated financial statements of the CDM Business are presented in CAD. For purposes of these unaudited pro forma condensed combined financial statements, the historical CAD amounts have been translated into USD in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, Foreign Currency Matters. Translation was performed using the exchange rates in effect as of the relevant historical balance sheet dates and the average exchange rates for the applicable historical statement of operations periods, unless otherwise indicated. The resulting translation adjustments are included solely for purposes of presenting the pro forma condensed combined financial information in USD.

3)	The estimated adjustments related to the Offering.

4)	The estimated adjustments related to the Debt Financing.

5)	The estimated adjustments related to the CDM Acquisition, using the acquisition method of accounting with CRI as the accounting acquirer.

The estimated adjustments related to the CDM Acquisition have been prepared using the acquisition method of accounting in accordance with U.S. GAAP. CRI has been identified as the acquirer for accounting purposes, due to CRI obtaining control over the CDM Business by paying the Purchase Price in cash and organizing the Offering and Debt Financing in order to fund the CDM Acquisition. Thus, CRI will account for the Merger as a business combination in accordance ASC 805, Business Combinations. The total purchase price will be allocated to the acquired tangible and intangible assets and assumed liabilities based on their respective fair values. The fair values of the acquired assets and assumed liabilities of the CDM Business have been measured based on various preliminary estimates using assumptions that CRI management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments related to the CDM Acquisition are preliminary and have been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements. The final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial statements which could have a material impact on the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments reflect the Transaction Accounting Adjustments related to the Transactions, which are discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Transactions been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by CRI as set forth in CRI’s audited historical consolidated financial statements. As noted above, CRI has performed a preliminary evaluation of the pro forma impact of converting the CDM Business’s historical consolidated financial statements from IFRS to U.S. GAAP, and aligning them with those of the Company. A more comprehensive comparison and assessment will occur, which may result in additional differences identified. Additionally, CRI has reclassified certain items within the CDM Business’s historical consolidated financial statements for consistency in the financial statement presentation. These reclassifications have no effect on the previously reported total assets, total liabilities and shareholders’ equity, or net loss of CRI or the CDM Business. See Notes to Unaudited Pro Forma Condensed Combined Financial Statements for more information.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any post close integration activities or synergies that may be achieved because of the Transactions or costs to achieve the synergies.

CRI and the CDM Business have not had any historical material relationship prior to the CDM Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2025
(In thousands except per share amounts)

			Offering		Debt Financing		CDM Acquisition
	Creative Realities, Inc.	DDC Group International Inc.	Transaction Accounting Adjustments	Notes	Transaction Accounting Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Note A	Note B	Note C		Note D		Note E
ASSETS
Current Assets:
Cash and equivalents	$569	$7,392	$27,590	(a)	$15,729	(b)	$(51,027)	(c )	$253
Accounts receivable, net	10,569	4,138	-		-		-		14,707
Inventories, net	1,055	1,886	-		-		-		2,941
Prepaid expenses and other current assets	921	1,114	-		-		-		2,035
Due from Cineplex Entertainment LP	-	686	-		-		-		686
Total Current Assets	13,114	15,216	27,590		15,729		(51,027)		20,622
Property and equipment, net	352	2,896	-		-		-		3,248
Goodwill	26,453	32,835	-		-		(9,676)	(c )	49,612
Other intangible assets, net	21,692	786	-		-		23,323	(c )	45,801
Operating lease right-of-use assets	1,791	25,426	-		-		3,225	(c )	30,442
Other non-current assets	251	-	-		-		-		251
Total Assets	$63,653	$77,159	$27,590		$15,729		$(34,155)		$149,976

LIABILITIES, TEMPORARY EQUITY, AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,169	$5,957	$-		$-		$-		$12,126
Accrued expenses and other current liabilities	2,368	1,090	-		-		-		3,458
Deferred revenues	1,856	7,876	-		-		-		9,732
Customer deposits	1,626	-	-		-		-		1,626
Current maturities of operating leases	420	8,743	-		-		-		9,163
Short-term debt	591	-	-		3,009	(b)	-		3,600
Total Current Liabilities	13,030	23,666	-		3,009		-		39,705
Revolving credit facility	16,093	-	-		(15,262)	(b)			831
Long-term debt	3,409	-	-		28,991	(b)	-		32,400
Long-term obligations under operating leases	1,491	19,951	-		-		-		21,442
Deferred tax liabilities	-	742	-		-		(305)	(c )	437
Other non-current liabilities	187	164	-		-		-		351
Total Liabilities	34,210	44,523	-		16,738		(305)		95,166

Series A Redeemable Convertible Preferred stock, $1,000 stated value, 30 shares authorized, issued and outstanding as of June 30, 2025 (pro forma)	-	-	27,590	(a)	-		-		27,590
Shareholders' Equity
Common Stock $0.01 par value, 66,666 shares authorized, 10,519 shares issued and outstanding as of June 30, 2025	105	38,180	-		-		(38,180)	(d)	105
Additional paid-in capital	84,641	1,469	-		-		(1,469)	(d)	84,641
Accumulated other comprehensive income	-	126	-		-		(126)	(d)	-
Accumulated deficit	(55,303)	(7,139)	-		(1,009)	(b)	7,139	(d)	(57,526)
							(1,214)	(d)
Total Shareholders’ Equity	29,443	32,636	-		(1,009)		(33,850)		27,220
Total Liabilities, Temporary Equity, and Shareholders' Equity	$63,653	$77,159	$27,590		$15,729		$(34,155)		$149,976

See notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2025
(In thousands except per share amounts)

			Offering		Debt Financing		CDM Acquisition
	Creative Realities, Inc.	DDC Group International Inc.	Transaction Accounting Adjustments	Notes	Transaction Accounting Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Note A	Note B	Note C		Note D		Note E
Sales
Hardware	$10,467	$3,706	$-		$-		$-		$14,173
Services and other	12,297	14,070	-		-		-		26,367
Total sales	22,764	17,776	-		-		-		40,540
Cost of sales
Hardware	7,602	2,947	-		-		-		10,549
Services and other	5,692	12,591	-		-		80	(d)	18,363
Total cost of sales	13,294	15,538	-		-		80		28,912
Gross profit	9,470	2,238	-		-		(80)		11,628
Operating expenses:
Sales and marketing expenses	2,403	2,390	-		-		-		4,793
General and administrative fees	9,120	2,838	-		-		791	(c ), (d)	12,749
Total operating expenses	11,523	5,228	-		-		791		17,542
Operating loss	(2,053)	(2,990)	-		-		(871)		(5,914)

Other expenses (income)
Interest expense, including amortization of debt discount	834	11	-		522	(b)	-		1,367
Gain on settlement of contingent consideration	(4,775)	-	-		-		-		(4,775)
Other expense	264	672	-		-		-		936
Total other expense (income)	(3,677)	683	-		522		-		(2,472)
Net loss before income taxes	1,624	(3,673)	-		(522)		(871)		(3,442)
Income tax benefit (provision)	(73)	(11)	-		-		209	(c )	125
Net income (loss)	$1,551	$(3,684)	$-		$(522)		$(662)		$(3,317)
Dividend attributable to Series A Redeemable Convertible Preferred Stock	-	-	(781)	(a)	-		-		(781)
Net Income (Loss) Applicable to Common Stockholders	$1,551	$(3,684)	$(781)		$(522)		$(662)		$(4,098)

Basic (loss) earning per common share	$0.15	$(283.38)							$(0.39)
Diluted (loss) earning per common share	$0.15	$(283.38)							$(0.39)
Weighted average shares outstanding - basic	10,471	13							10,471
Weighted average shares outstanding - diluted	10,568	13							10,568

See notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(In thousands except per share amounts)

			Offering		Debt Financing		CDM Acquisition
	Creative Realities, Inc.	DDC Group International Inc.	Transaction Accounting Adjustments	Notes	Transaction Accounting Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	Note A	Note B	Note C		Note D		Note E
Sales
Hardware	$18,259	$8,010	$-		$-		$-		$26,269
Services and other	32,595	32,660	-		-		-		65,255
Total sales	50,854	40,670	-		-		-		91,524
Cost of sales
Hardware	13,521	6,406	-		-		-		19,927
Services and other	13,322	26,688	-		-		169	(c ), (e)	40,179
Total cost of sales	26,843	33,094	-		-		169		60,106
Gross profit	24,011	7,576	-		-		(169)		31,418
Operating expenses:
Sales and marketing expenses	6,015	4,693	-		-		-		10,708
General and administrative fees	17,058	5,260	-		-		2,797	(c ), (d), (e )	25,115
Total operating expenses	23,073	9,953	-		-		2,797		35,823
Operating (loss) income	938	(2,377)	-		-		(2,966)		(4,405)

Other expenses (income)
Interest expense, including amortization of debt discount	1,775	22	-		938	(b)	-		2,735
Loss on change in fair value of contingent considerations	1,608	-	-		-		-		1,608
Loss on debt extinguishment	1,059	-	-		1,009	(b)	-		2,068
Other income	(102)	(1,115)	-		-		-		(1,217)
Total other expense (income)	4,340	(1,093)	-		1,947		-		5,194
Net loss before income taxes	(3,402)	(1,284)	-		(1,947)		(2,966)		(9,599)
Income tax benefit (provision)	(106)	(26)	-		-		418	(c )	286
Net loss	$(3,508)	$(1,310)	$-		$(1,947)		$(2,548)		$(9,313)
Dividend attributable to Series A Redeemable Convertible Preferred Stock	-	-	(1,575)	(a)	-		-		(1,575)
Net Loss Applicable to Common Stockholders	$(3,508)	$(1,310)	$(1,575)		$(1,947)		$(2,548)		$(10,888)

Basic (loss) earning per common share	$(0.34)	$(100.77)							$(1.04)
Diluted (loss) earning per common share	$(0.34)	$(100.77)							$(1.04)
Weighted average shares outstanding - basic	10,440	13							10,440
Weighted average shares outstanding - diluted	10,440	13							10,440

See notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated historical financial statements of CRI and the CDM Business. The unaudited pro forma condensed combined financial information is presented as if the Transactions had been completed on January 1, 2024 with respect to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and for the six months ended June 30, 2025 and on June 30, 2025 in respect to the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Transactions.

The estimated adjustments related to the CDM Acquisition have been prepared using the acquisition method of accounting in accordance with ASC 805, which requires that one company is designated as the acquirer for accounting purposes. It has been determined that CRI is the accounting acquirer. Accordingly, the assets acquired and liabilities assumed of the CDM Business are recorded based on preliminary estimates of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill.

CRI’s historical financial information was prepared in accordance with U.S. GAAP and presented in USD. The CDM Business’s historical financial information was prepared in accordance with IFRS and is presented in CAD, but has been converted to U.S. GAAP and translated into USD and include certain reclassifications to align with CRI’s historical presentation.

For purposes of preparing the unaudited pro forma condensed combined financial statements and related notes the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the Transactions. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the Transactions and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Transactions, including potential synergies that may be generated in future periods.

All amounts presented are presented in thousands except for per share data.

2.	Transaction Accounting Adjustments

The following Transaction Accounting Adjustments give effect to the Transactions.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025

Note A	Derived from the condensed consolidated balance sheet of CRI as of June 30, 2025, filed with the SEC.

Note B

Derived from the condensed consolidated balance sheet of the CDM Business as of June 30, 2025, included as Exhibit 99.4 of this Form 8-K/A. The historical consolidated financial statements of the CDM Business were prepared in accordance with IFRS and were adjusted to conform with U.S. GAAP (see below section called IFRS to U.S. GAAP Conversion Adjustments for further detail). Additionally, certain financial statement line item captions were reclassified to conform to CRI’s historical presentation. Lastly, the as adjusted historical consolidated financial statements of the CDM Business were translated from CAD to USD. The table below provides a reconciliation between the historical consolidated financial statements of the CDM Business and the unaudited pro forma condensed combined financial information, showing the financial statement line items impacted.

IFRS to U.S. GAAP Conversion Adjustments:

The Company recorded IFRS to U.S. GAAP adjustments related to the recognition of operating leases and related lease liabilities under ASC 842 – Leases and the adjustment of certain deferred tax assets and liabilities in accordance with ASC 740- Income Taxes.

These adjustments are based on management’s preliminary assessment and are subject to change as the conversion analysis is finalized.

The table below illustrates the aforementioned adjustments.

AS OF JUNE 30, 2025
	DDC Group International Inc.			DDC Group International Inc.	Period End Exchange	DDC Group International Inc.
	IFRS	U.S.GAAP	Reclassification	U.S. GAAP	Rate	U.S. GAAP
	CAD	Adjustments	Adjustments	CAD	0.7348	USD
Assets
Current assets
Cash and cash equivalents	$10,060	$-	$-	$10,060		$7,392
Trade and other receivables	6,251	-	(620)	5,631		4,138
Income taxes receivable	132	-	(132)	-		-
Inventories	2,567	-	-	2,567		1,886
Prepaid expenses and other current assets	767	-	752	1,519		1,114
Due from parent	934	-	(934)	-		-
Due from Cineplex Entertainment LP	-	-	934	934		686
Total Current Assets	20,711	-	-	20,711		15,216

Non-current assets
Property, equipment and leaseholds	3,941	-	-	3,941		2,896
Right-of-use assets	33,348	(33,348)	-	-		-
Operating lease right-of-use assets	-	34,602	-	34,602		25,426
Deferred income taxes	10,833	(10,833)	-	-		-
Intangible assets	1,069	-	-	1,069		786
Goodwill	44,686	-	-	44,686		32,835
Total Assets	$114,588	$(9,579)	$-	$105,009		$77,159

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$9,590	$-	$(1,484)	$8,106		$5,957
Accrued expenses and other current liabilities	-	-	1,484	1,484		1,090
Deferred revenue and other	10,719	-	-	10,719		7,876
Lease obligations	9,596	(9,596)	-	-		-
Current maturities of operating leases	-	11,899	-	11,899		8,743
Total Current Liabilities	29,905	2,303	-	32,208		23,666

Non-current liabilities
Lease obligations	29,533	(29,533)	-	-		-
Long-term obligations under operating leases	-	27,152	-	27,152		19,951
Deferred tax liabilities	-	1,010	-	1,010		742
Other liabilities	223	-	-	223		164
Total Liabilities	59,661	932	-	60,593		44,523

Shareholders' Equity
Share capital	51,960	-	(51,960)	-		-
Common stock	-	-	51,960	51,960		38,180
Equity	796	(10,511)	9,715	-		-
Accumulated deficit	-	-	(9,715)	(9,715)		(7,139)
Contributed surplus	1,999	-	(1,999)	-		-
Additional paid-in capital	-	-	1,999	1,999		1,469
Cumulative translation adjustment	172	-	(172)	-		-
Accumulated other comprehensive income	-	-	172	172		126
Total Shareholders' Equity	54,927	(10,511)	-	44,416		32,636
Total Liabilities and Shareholders' Equity	$114,588	$(9,579)	$-	$105,009		$77,159

Transaction Accounting Adjustments:

Note C – Offering Transaction Accounting Adjustments

(a)

Gives pro forma effect to the closing of the Offering and, accordingly, reflects the issuance of 30 shares of Series A Redeemable Convertible Preferred Stock for gross proceeds of $30,000. The Series A Redeemable Convertible Preferred Stock have a stated value of $1,000 per share and are initially convertible into 10,000 shares of CRI common stock. The Series A Redeemable Convertible Preferred Stock is classified as temporary equity in the condensed combined pro forma balance sheet because redemption automatically occurs upon a Fundamental Transaction as defined in the Series A Redeemable Convertible Stock’s certificate of designation, and certain transactions are not solely within the control of the Company. However, redemption is not considered probable; therefore, the Series A Redeemable Convertible Preferred Stock is not accreted to face value. The balance sheet classification of the Series A Redeemable Convertible Preferred Stock is preliminary and may change as a result of the Company completing its analysis. Additionally, Offering costs of $2,410 were netted against the gross carrying value of the Series A Redeemable Convertible Preferred Stock on the condensed combined pro forma balance sheet.

Note D – Debt Financing Transaction Accounting Adjustments

Gives pro forma effect of the Credit Agreement that amends and restates in its entirety the existing credit agreement with Agent dated as of May 23, 2024, as amended. The Credit Agreement provides the Borrowers with a $36,000 term loan and a $22,500 revolving credit facility. The Company used the proceeds from the Term Loan of $36,000 and a portion of the proceeds from the Revolver (approximately $831) to finance a portion of the purchase price for the CDM Acquisition, pay the Company’s costs related to the Transactions and also repay amounts owed under the existing credit agreement. The amendment of the credit agreement was accounted for as a debt extinguishment and as a result, the Company recognized a loss on debt extinguishment of $1,009, which is comprised of various debt issuance costs. The accounting conclusion of the debt extinguishment related to the Credit Agreement is preliminary and may change as a result of the Company completing its analysis of the transaction.

Note E – CDM Acquisition Transaction Accounting Adjustments

(b)

The CDM Acquisition is considered as a business combination and is accounted for using the acquisition method in accordance with ASC 805- Business Combinations as CRI was determined to be the accounting acquirer and the CDM Business met the definition of a business. For pro forma purposes, CRI paid $42,421 (net of cash acquired of $7,392) for 100% of the outstanding equity interests of the CDM Business.

The below table illustrates the pro forma effect of CRI applying the acquisition method of accounting to the CDM Acquisition, whereby the total consideration is allocated to the CDM Business’s assets and liabilities based upon their estimated fair values as of the date of acquisition. Based upon the estimated purchase price and a preliminary valuation, the preliminary purchase price allocation is as follows:

Preliminary Purchase Price Allocation
Purchase Consideration:
Cash (net of cash acquired)	$42,421

Total Purchase Consideration	$42,421

Less:
Customer relationships (1)	15,988
Developed technology (1)	8,081
Property and equipment	2,896
Non-compete agreements (1)	40
Unfavorable leases	(43)
Right of use assets	28,694
Long-term lease obligations	(19,951)
Other liabilities	(164)
Deferred tax liability (2)	(437)
Net working capital deficit	(15,842)

Fair Value of Identified Net Assets	$19,262

Remaining Unidentified Goodwill Value	$23,159

(1)

The customer relationships, developed technology, and non-compete agreements are currently presumed to have an estimated useful life of twenty, ten and five years, respectively and their fair values will be amortized on a straight-line basis over their expected useful lives. The preliminary fair values of the acquired intangibles were estimated using the multi period excess earnings model for the customer relationships, the relief from royalty method for the developed technology, and the with and without method for the non-compete agreements.

(2)

Represents the net deferred tax effect difference between the accounting and income tax bases of the various identified assets and liabilities, using an assumed statutory income tax rate of approximately 26.5%.

The components of net working capital deficit are as follows:

Preliminary Purchase Price Allocation
Current assets:
Accounts receivable	$4,138
Inventory	1,886
Due from Cineplex Entertainment LP	686
Prepaid and other current assets	1,114

Total current assets	$7,824

Less current liabilities:
Accounts payable	$5,957
Accrued expenses and other current liabilities	1,090
Deferred revenue and other	7,876
Current maturities of lease obligations	8,743

Total current liabilities	$23,666

Net working capital deficit	$(15,842)

The final determination of the purchase price allocation will be completed as soon as practicable and will be based on the fair values of the assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

(c)	Reflects adjustments to equity related to:
a.	The elimination of the CDM Business’s historical equity balances.
b.	Represents the recognition of $1,214 direct and incremental transaction costs incurred after June 30, 2025, in connection with the closing of the CDM Acquisition, which are non-recurring.

Unaudited Pro Forma Condensed Combined Statements of Operations For The Six Months Ended June 30, 2025

Note A	Derived from the condensed consolidated statements of operations of CRI for the six months ended June 30, 2025, filed with the SEC.

Note B

Derived from the condensed consolidated statements of operations of the CDM Business for the six months ended June 30, 2025, included as Exhibit 99.4 to this Form 8-K/A. The historical financial statements of the CDM Business were prepared in accordance with IFRS and were adjusted to conform with U.S. GAAP. The tables below provide a reconciliation between the historical financial statements and the unaudited pro forma condensed combined financial information and presents a reconciliation between the impacted line items within the historical financial statements and the unaudited pro forma condensed combined financial information. Additionally, certain financial statement line item captions were reclassified to conform to CRI’s historical presentation. Lastly, the as adjusted historical financial statements of the CDM Business were translated from CAD to USD.

IFRS to U.S. GAAP Conversion Adjustments:

The Company recorded IFRS to U.S. GAAP adjustments related to the recognition of operating leases and related lease liabilities under ASC 842 – Leases and the adjustment of certain deferred tax assets and liabilities in accordance with ASC 740- Income Taxes.

These adjustments are based on management’s preliminary assessment and are subject to change as the conversion analysis is finalized.

The table below illustrates the aforementioned adjustments.

FOR THE SIX MONTHS ENDED JUNE 30, 2025
	DDC Group International Inc.			DDC Group International Inc.	Average Exchange	DDC Group International Inc.
	IFRS	U.S.GAAP	Reclassification	U.S. GAAP	Rate	U.S. GAAP
	CAD	Adjustments	Adjustments	CAD	0.7099	USD

Revenues
Project revenues	8,028	-	(8,028)	-		-
Media and service revenues	17,011	-	(17,011)	-		-
Hardware	-	-	5,220	5,220		3,706
Services and other	-	-	19,819	19,819		14,070
Total revenues	25,039	-	-	25,039		17,776
Cost of sales
Hardware	-	-	4,151	4,151		2,947
Services and other	-	5,686	12,049	17,735		12,591
Total cost of sales	-	5,686	16,200	21,886		15,538
Gross profit	25,039	(5,686)	(16,200)	3,153		2,238
Expenses
Depreciation - right-of-use assets	4,984	(4,984)	-	-		-
Depreciation and amortization - other assets	1,589	-	(1,589)	-		-
Purchased services	3,993	-	(3,993)	-		-
Other inventories consumed	4,151	-	(4,151)	-		-
Employee wages, salaries and benefits	9,783	-	(9,783)	-		-
Other costs	3,906	-	(3,906)	-		-
Interest expense - lease obligations	1,206	(1,206)	-	-		-
Interest expense - other	15	-	-	15		11
Foreign exchange	946	-	-	946		672
Sales and marketing expenses	-	-	3,367	3,367		2,390
General and administrative fees	-	142	3,855	3,997		2,838
Total expenses	30,573	(6,048)	(16,200)	8,325		5,911
Loss before income taxes	(5,534)	362	-	(5,172)		(3,673)

Income taxes
Current	15	-	(15)	-		-
Deferred	(1,249)	1,249	-	-		-
(Benefit) provision for income taxes	-	-	15	15		11
	(1,234)	1,249	-	15		11
Net Loss	(4,300)	(887)	-	(5,187)		(3,684)

Transaction Accounting Adjustments:

Note C – Offering Transaction Accounting Adjustments

(a)

Gives pro forma effect to the dividend accrual attributable to the Series A Redeemable Convertible Preferred Stock. The Series A Redeemable Convertible Preferred Stock accrues dividends at an annual rate of 5.25% of the stated value of $1,000. The pro forma adjustment of $781 increases the net loss applicable to common stockholders on the pro forma condensed combined statement of operations for the six months ended June 30, 2025.

Note D – Debt Financing Transaction Accounting Adjustments

(b)

Gives pro forma effect to the interest expense associated with the Term Loan and the Revolving Credit Facility. The Term Loan and Revolving Credit Facility accrue interest at floating rates equal to the 1-month Term SOFR, plus 0.11%, plus a floating margin ranging from 2.75% to 3.25% for the Term Loan and 3.00% to 3.50% for the Revolving Credit Facility that adjusts quarterly, depending upon CRI’s senior funded debt to Adjusted EBITDA Ratio as defined in the Credit Agreement. The pro forma adjustment $1,356 increases interest expense on the pro forma condensed combined statement of operations for the six months ended June 30, 2025. For pro forma purposes, the Company has used an interest rate of 7.37% . A 1/8th percentage point change in the interest rate would change interest expense by $23. This adjustment also eliminates the historical interest expense of CRI as a result of the Debt Financing.

Note E – CDM Acquisition Transaction Accounting Adjustments

(c)

 To give pro forma effect to the $790 of incremental amortization of the acquired intangible assets and unfavorable leases on the pro forma condensed combined statement of operations for the six months ended June 30, 2025. This adjustments is included within general and administrative expenses. Additionally, to give pro forma effect related to the income tax benefit of $209 related to the amortization of the acquired intangible assets.

(d)

To give pro forma effect to of incremental operating lease expense related to the acquired leases of CDM on the pro forma condensed combined statement of operations for the six months ended June 30, 2025.

Unaudited Pro Forma Condensed Combined Statements of Operations For The Year Ended December 31, 2024

Note A	Derived from the consolidated statements of operations of CRI for the year ended December 31, 2024, filed with the SEC.

Note B

Derived from the consolidated statements of operations of the CDM Business for the year ended December 31, 2024, included as Exhibit 99.3 to this Form 8-K/A. The historical consolidated financial statements of the CDM Business were prepared in accordance with IFRS and were adjusted to conform with U.S. GAAP. The tables below provide a reconciliation between the historical consolidated financial statements and the unaudited pro forma condensed combined financial information and presents a reconciliation between the impacted line items within the historical financial statements and the unaudited pro forma condensed combined financial information. Additionally, certain financial statement line item captions were reclassified to conform to CRI’s historical presentation. Lastly, the as adjusted historical financial statements of the CDM Business were translated from CAD to USD.

IFRS to U.S. GAAP Conversion Adjustments

The Company recorded IFRS to U.S. GAAP adjustments related to the recognition of operating leases and related lease liabilities under ASC 842 – Leases and the adjustment of certain deferred tax assets and liabilities in accordance with ASC 740- Income Taxes.

These adjustments are based on management’s preliminary assessment and are subject to change as the conversion analysis is finalized.

The table below illustrates the aforementioned adjustments.

FOR THE YEAR ENDED DECEMBER 31, 2024

	DDC Group International Inc.			DDC Group International Inc.	Average Exchange	DDC Group International Inc.
	IFRS	U.S.GAAP	Reclassification	U.S. GAAP	Rate	U.S. GAAP
	CAD	Adjustments	Adjustments	CAD	0.7304	USD

Revenues
Project revenues	18,328	-	(18,328)	-		-
Media and service revenues	37,354	-	(37,354)	-		-
Hardware	-	-	10,966	10,966		8,010
Services and other	-	-	44,716	44,716		32,660
Total revenues	55,682	-	-	55,682		40,670
Cost of sales
Hardware	-	-	8,771	8,771		6,406
Services and other	-	11,903	24,636	36,539		26,688
Total cost of sales	-	11,903	33,407	45,310		33,094
Gross profit	55,682	(11,903)	(33,407)	10,372		7,576
Expenses
Depreciation - right-of-use assets	10,198	(10,198)	-	-		-
Depreciation and amortization - other assets	3,446	-	(3,446)	-		-
(Gain) loss disposal of assets	(194)	-	194	-		-
Purchased services	8,589	-	(8,589)	-		-
Other inventories consumed	8,798	-	(8,798)	-		-
Employee wages, salaries and benefits	18,766	-	(18,766)	-		-
Other costs	7,148	-	(7,148)	-		-
Interest expense - lease obligations	2,757	(2,757)	-	-		-
Interest expense - other	30	-	-	30		22
Foreign exchange	(1,332)	-	-	(1,332)		(973)
Sales and marketing expenses	-	-	6,425	6,425		4,693
General and administrative fees	-	286	6,915	7,201		5,260
Other expense	-	-	(194)	(194)		(142)
Total expenses	58,206	(12,669)	(33,407)	12,130		8,860
Loss before income taxes	(2,524)	766	-	(1,758)		(1,284)

Income taxes
Current	35	-	(35)	-		-
Deferred	(233)	233	-	-		-
(Benefit) provision for income taxes	-	-	35	35		26
	(198)	233	-	35		26
Net Loss	(2,326)	533	-	(1,793)		(1,310)

Transaction Accounting Adjustments:

Note C – Offering Transaction Accounting Adjustments

(a)

Gives pro forma effect to the dividend accrual attributable to the Series A Redeemable Convertible Preferred Stock. The Series A Redeemable Convertible Preferred Stock accrues dividends at an annual rate of 5.25% of the stated value of $1,000. The pro forma adjustment of $1,575 increases the net loss applicable to common stockholders on the pro forma condensed combined statement of operations for the year ended December 31, 2024.

Note D – Debt Financing Transaction Accounting Adjustments

(b)

Gives pro forma effect to the interest expense associated with the Term Loan and the Revolving Credit Facility. The Term Loan and Revolving Credit Facility accrue interest at floating rates equal to the 1-month Term SOFR, plus 0.11%, plus a floating margin ranging from 2.75% to 3.25% for the Term Loan and 3.00% to 3.50% for the Revolving Credit Facility that adjusts quarterly, depending upon CRI’s senior funded debt to Adjusted EBITDA Ratio as defined in the Credit Agreement. The pro forma adjustment $2,713 increases interest expense on the pro forma condensed combined statement of operations for the year ended December 31, 2024. For pro forma purposes, the Company has used an interest rate of 7.37% . A 1/8th percentage point change in the interest rate would change interest expense by $46. This adjustment also eliminates the historical interest expense of CRI as a result of the Debt Financing.

(b)	To record loss on extinguishment of $1,009 related to the Debt Financing.

Note E – CDM Acquisition Transaction Accounting Adjustments

(c)

To give pro forma effect to the $1,993 of incremental amortization of the acquired intangible assets and unfavorable leases on the pro forma condensed combined statement of operations for the year ended December 31, 2024. This adjustments is included within general and administrative expenses. Additionally, to give pro forma effect related to the income tax benefit of $418 related to the amortization of the acquired intangible assets.

(d)	To give pro forma effect for incremental transactions costs of $1,214.

(e)

To give pro forma effect to of incremental operating lease expense related to the acquired leases of CDM on the pro forma condensed combined statement of operations for the year ended December 31, 2024.